                    As filed with the Securities and Exchange
                         Commission on February 22, 2000
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               THE MONY GROUP INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                           13-3976138
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                                  1740 Broadway
                            New York, New York 10019
                              (Address of Principal
                          Executive Offices) (Zip Code)

                               The MONY Group Inc.
                            1998 Stock Incentive Plan
                            (Full Title of the Plan)

                              John R. McFeely, Esq.
                                  1740 Broadway
                            New York, New York 10019
                                 (212) 708-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                               Proposed maximum            Proposed maximum             Amount of
  Title of securities to   Amount to be        offering price per         aggregate offering           registration
      be registered         registered               share                      price                       fee
 Common Stock, par value   2,361,908(1)             $29.375(2)               $69,381,047(2)                $18,317
 $0.01 per share. . . .

--------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under The MONY Group Inc. 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration by The MONY Group Inc. (the "Company") which results in an increase in the number of the outstanding shares of the Company's Common Stock.

(2) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Company's Common Stock on the New York Stock Exchange on February 15, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 30, 1999;

(b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 (filed with the Commission on May 17, 1999), June 30, 1999 (filed with the Commission on August 16, 1999) and September 30, 1999 (filed with the Commission on November 15, 1999) pursuant to
         Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998

(d) Description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, File No. 001-14603, filed with the Commission on November 6, 1998, including any further amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  NOT APPLICABLE

ITEM 5.  NOT APPLICABLE

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Company is a Delaware corporation. Reference is made to
Section 145 of the Delaware General Corporation Law as to indemnification by the Company of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Amended and Restated By-Laws of the Company (the "By-Laws") (which are incorporated herein by reference as Exhibit 4.4 to this Registration Statement) provide for indemnification of any person who was or is a director, officer, employee or agent of the Company or was serving in such capacity at another entity at the Company's request (each, an "Indemnified Person"), and is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether derivative or not. Indemnification continues as to an Indemnified Person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of an Indemnified Person. The By-Laws also authorize indemnification for expenses (including attorneys' fees), judgements, fines and amounts paid in settlement, as well as the advancement of expenses to an Indemnified Person. The indemnification provisions in the By-Laws are non-exclusive and allow the Company to indemnify by agreement or vote of stockholders or disinterested directors.

         Article Eighth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") (which is incorporated by reference as Exhibit 4.3 to this Registration Statement), provides for the indemnification of the Company's directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of the Company's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

         The directors and officers of the Company are covered by insurance policies indemnifying them against certain liability arising under the Securities Act which might be incurred by them in such capacities.

         The Plan provides for the indemnification of each person who was or is a member of the Human Resources Committee of the Board of Directors or a director who is a party to, or is threatened to be made a party to, any claim, action, suit, or proceeding by reason of any action taken or failure to act under the Plan. The indemnification provisions in the Plan are not exclusive and are independent of any other rights of indemnification to which such person may be entitled under the Certificate of Incorporation or the By-Laws, by contract, as a matter of law, or otherwise.

ITEM 7.  NOT APPLICABLE

ITEM 8.  EXHIBITS

    Exhibit
    Number        Description
    ------        -----------

      4.1         -        The MONY Group Inc. 1998 Stock Incentive Plan
                           (incorporated by reference to Exhibit 10.24 to the Company's Registration Statement on Form S-1, File
                           No. 333-63835).

      4.2         -        Amended and Restated Certificate of Incorporation of
                           the Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's
                           Registration Statement on Form S-1, File No.
                           333-63835).

      4.3         -        Amended and Restated By-Laws of the Company
                           (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File
                           No. 333-63835.

      4.4 Amendment to the Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-14603).

      5.1         -        Opinion of Dewey Ballantine LLP as to legality of
                           securities being registered.

     23.1         -        Consent of PricewaterhouseCoopers LLP.

     23.3         -        Consent of Dewey Ballantine LLP (included in Exhibit
                           5.1).


ITEM 9.  UNDERTAKINGS

(a)      The undersigned Company hereby undertakes:


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


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of February, 2000.

                                THE MONY GROUP INC.


                                By: /s/ Michael Isor Roth
                                   ---------------------------------------------
                                Name:  Michael Isor Roth
                                Title: Chairman of the Board and Chief Executive
                                            Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on February 15, 2000, by the following persons in the capacities indicated.

        Signature                                  Title
        ---------                                  -----

  /s/ Michael Isor Roth             Chairman of the Board, Chief Executive
---------------------------         Officer and Director (Principal Executive
    Michael Isor Roth               Officer)

  /s/ Richard Daddario              Executive Vice President and Chief Financial
---------------------------         Officer (Principal Financial Officer)
     Richard Daddario

     /s/ Larry Cohen                Vice President and Controller (Principal
---------------------------         Accounting Officer)
       Larry Cohen

  /s/ Tom Hans Barrett              Director
---------------------------
     Tom Hans Barrett

 /s/ David Lincoln Call             Director
---------------------------
    David Lincoln Call

 /s/ Glenn Robert Durham            Director
---------------------------
   Glenn Robert Durham

/s/ James Bernard Farley            Director
---------------------------
   James Bernard Farley



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
  Signature                     Title
  ---------                     -----

/s/ Samuel Joseph Foti          President, Chief Operating Officer and
---------------------------     Director
     Samuel Joseph Foti

/s/ Robert Holland, Jr.         Director
---------------------------
    Robert Holland, Jr.

/s/ James Lawrence Johnson      Director
---------------------------
   James Lawrence Johnson

/s/ Robert Raymond Kiley        Director
---------------------------
    Robert Raymond Kiley

/s/ Kenneth Marc Levine         Executive Vice President, Chief Investment
---------------------------     Officer and Director
    Kenneth Marc Levine

/s/ John Robert Meyer           Director
---------------------------
    John Robert Meyer

 /s/ Jane Cahill Pfeiffer       Director
---------------------------
     Jane Cahill Pfeiffer

/s/ Thomas Charles Theobald     Director
---------------------------
    Thomas Charles Theobald

                                    EXHIBITS

 Exhibit          Description
 Number

      4.1         -        The MONY Group Inc. 1998 Stock Incentive Plan
                           (incorporated by reference to Exhibit 10.24 to the Company's Registration Statement on Form S-1, File
                           No. 333-63835).

      4.2         -        Amended and Restated Certificate of Incorporation of
                           the Company, dated November 3, 1998 (incorporated by reference to Exhibit 3.1 of the Company's
                           Registration Statement on Form S-1, File No.
                           333-63835).

      4.3         -        Amended and Restated By-Laws of the Company
                           (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File
                           No. 333-63835 and Exhibit 3.3 to the Company's Annual
                           Report on Form 10-K for the year ended December 31, 1998, File No. 1-14603).

      4.4 Amendment to the Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-14603).

      5.1         -        Opinion of Dewey Ballantine LLP as to legality of
                           securities being registered.

     23.1         -        Consent of PricewaterhouseCoopers LLP.

     23.3         -        Consent of Dewey Ballantine LLP (included in Exhibit
                           5.1).


                                      II-6